Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 16, 2015, relating to the consolidated financial statements, the effectiveness of HC2 Holdings, Inc.’s internal control over financial reporting, and schedule of HC2 Holdings, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ BDO USA, LLP

McLean, VA

October 5, 2015